Exhibit 99.1

Jan. 14, 2026

Dear Fellow Shareholder:

Thank you for your investment in CNL Healthcare Properties (CHP). I am writing to notify you that on Jan. 12, MacKenzie Capital Management, LP (MacKenzie) launched an unsolicited mini-tender offer to purchase up to 400,000 shares of CHP common stock at a price of $4.55 per share. We ARE NOT AFFILIATED WITH MACKENZIE or its mini-tender offer.

CHP is required by the Securities Exchange Act of 1934, as amended, to inform you of its position, if any, regarding MacKenzie’s offer. After carefully evaluating MacKenzie’s offer and consulting with management, our board of directors has determined not to make any recommendation, and to remain neutral as to whether stockholders should tender shares to MacKenzie. This position is principally driven by the fact that CHP is currently party to a definitive transaction agreement publicly announced on Nov. 5, 2025.

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Mini-tender offers seek to acquire less than 5% of a company’s shares. The Securities and Exchange Commission (SEC) cautions against mini-tender offers (sec.gov/investor/pubs/minitend.htm) as they typically do not have the same disclosure and procedural protections as traditional tender offers, where bidders must comply with SEC rules designed to protect investors.

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This unsolicited mini-tender offer is in response to our announcement in November of a definitive transaction agreement with Sonida Senior Living, Inc. (Sonida), a publicly traded company on the NYSE (SNDA). This proposed transaction provides our shareholders with the opportunity to receive full and real-time liquidity through cash and unrestricted stock. It is currently anticipated that this transaction is expected to close in late-first quarter or early-second quarter, 2026.

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CHP shareholders holding a majority of CHP shares entitled to vote are required to approve the transaction. If approved, shareholders would receive estimated transaction consideration of $6.90 per CHP common share, consisting of $2.32 in cash plus an estimated $4.58 in unrestricted, freely tradable Sonida common stock. The stock portion is subject to a two-way collar mechanism to protect value for CHP shareholders during the period between Nov. 4, 2025, and the ultimate closing date of the transaction. The $6.90 represents a premium to the $6.64 midpoint of our most recent estimated net asset value (NAV)[1] per share as of Dec. 31, 2024. The transaction is subject to approval by SNDA stockholders holding a majority of the SNDA shares entitled to vote and other customary closing conditions, including governmental and third-party consents.

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CHP expects to continue to make quarterly distributions up to the actual closing date of the anticipated transaction in 2026. Typically, for companies engaged in a transaction like ours, regular distributions or dividends are usually discontinued between the signing of the definitive agreement and the closing of the transaction. Shareholders who accept Mackenzie’s offer would not be entitled to expected future CHP distributions after March 2.

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Mackenzie’s mini-tender offer of $4.55 per share is 31.5% lower than our most recent estimated NAV per share as of Dec. 31, 2024, and 34.1% lower than the proposed estimated transaction consideration payable to CHP shareholders should they vote to approve the transaction.

Mackenzie’s Mini-Tender Offer

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MacKenzie states that it is “making this offer in view of making a profit, so the price offered is below the REIT’s estimated $6.64 per share value,” and that it is “…motivated to establish the lowest price which might be acceptable to shareholders.”

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MacKenzie conceded that it did not independently appraise CHP’s shares or properties and is not qualified to appraise real estate. The firm also did not retain an independent advisor to evaluate or render an opinion as to the fairness of the $4.55 offer price.

•	None of CHP’s directors, executive officers, affiliates or subsidiaries intend to sell their shares to MacKenzie.

•	The MacKenzie offer specifies that any distributions made after March 2, 2026, will be assigned to them.

In addition to this letter, we encourage you to carefully read our Form 8-K, filed with the SEC on Nov. 5, 2025, and the Form S-4 Registration Statement filed by Sonida with the SEC on Dec. 17, 2025, (file number 333-292187) (the Registration Statement), which can be found at sec.gov, before making any decision to tender your shares.

We recognize that shareholders may decide to accept the MacKenzie offer for several reasons: their individual liquidity needs and financial situation; MacKenzie’s offer providing a set cash price compared to receiving a portion of transaction consideration via shares of Sonida stock, which may change in value; the suspension of the company’s stock redemption plan; and the lack of a current trading market for our shares. Our board of directors appreciates that shareholders must evaluate whether to tender their shares based on all the information available, including the factors considered by the board and described in our filing with the SEC.

In deciding, please keep in mind that CHP and its board of directors can provide no assurance with respect to the expected closing or timing of closing of the Sonida transaction or future distributions or the value of CHP’s shares, which can change periodically.

As always, thank you for your investment, confidence in us and continued support. If you have questions regarding this mini-tender offer, I encourage you to contact your financial professional.

Sincerely,

Stephen H. Mauldin

President & Chief Executive Officer

cc: Financial professional

1

The estimated NAV per share is only an estimate based on a snapshot in time and several assumptions and estimates which can be considered inherently imprecise. The NAV is based on numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes. Throughout the valuation process, the valuation committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Shareholders and financial advisors should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the transactions that may be instituted against the parties and others following announcement of the definitive transaction agreement; (3) the inability to consummate the transactions within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite shareholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the Transactions; (4) risks that the proposed Transactions disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the transactions; (6) the amount of the costs, fees, expenses and charges related to the transactions; (7) the risk that the definitive transaction agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the transactions on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the transactions on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth in the Registration Statement and under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

Additional Information about the Proposed Transactions and Where to Find It

This does not constitute a solicitation of any vote or approval in connection with the transaction. In connection with the proposed transaction, Sonida has filed a registration statement on Form S-4 (File No. 333-292187) (“Registration Statement”), which was declared effective by the Securities and Exchange Commission (“SEC”) on Jan. 6, 2026, that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the transaction and Sonida and the Company have each filed a joint proxy statement as a proxy statement of the Company for the solicitation of our stockholders in favor of the transactions, among other proposals, and of Sonida for the solicitation of Sonida’s stockholders in favor of the issuance of the share consideration (the “Joint Proxy Statement/Prospectus”) with the SEC. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that the Company may file with the SEC or send to its stockholders in connection with the Transactions. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/ PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA, THE PROPOSED TRANSACTION, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents can be obtained free of charge through the website maintained by the SEC at sec.gov, at the Company’s website at cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and Sonida and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions and the issuance of shares of Sonida Common Stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed transactions will be included in the joint proxy statement/prospectus referred to above and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transactions and the issuance of shares of Parent Common Stock. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida’s directors and executive officers is also included in Sonida’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida’s officers and executive officers filed with the SEC and in other documents filed by Sonida with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from the Company and Sonida by contacting them as described above. Other information about the participants in the proxy solicitation is contained in the joint proxy statement/prospectus.